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                                                                    EXHIBIT 99.1

                                 SEMINOLE BANK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13,1998 AT 5:30 P.M., EASTERN STANDARD TIME.

         The undersigned hereby appoints _____________ and _______________, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Special Meeting of Shareholders of Seminole Bank (the "Bank") to be held on May 13, 1998 at 5:30 p.m. at the main office of the Bank located at 10899 Park Boulevard, Seminole, Florida, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 2, 1998 and amended as of April 6, 1998 (the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly-owned subsidiary of FNB ("Southwest") and the Bank. The Merger Agreement provides for the merger of the Bank with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB. Upon consummation of the Merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding share of the Bank's common stock, par value $0.10 per share ("Seminole Common Stock") will be converted into and exchanged for the right to receive 1.457 shares of FNB common stock, par value $2.00 per share ("FNB Common Stock"); provided, however, that Seminole may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement. The complete text of the Merger Agreement is attached to the Proxy Statement as Appendix "A."

                        [ ] FOR     [  ] AGAINST     [  ] ABSTAIN

(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.




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PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE PROPOSITION REFERRED TO IN PARAGRAPH (1).

                                    ---------------------------------
                                                Signature



                                    ---------------------------------
                                                 Signature

                                    Date:____________________, 1998

                                    (When signing as attorney, executor,
                                    administrator, trustee or guardian, please give title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.